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                                                                     EXHIBIT 4.3
                             STOCK OPTION AGREEMENT
                                  GRANTED UNDER
                       PACIFIC CMA, INC.'S 2000 STOCK PLAN

         Unless otherwise defined herein, the terms used in this Option Agreement shall have the same defined meanings in the 2000 Stock Plan (the "Plan") of Pacific CMA, Inc. (the "Company").

I.       NOTICE OF STOCK OPTION GRANT

         __________________ ("You") have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Grant Number
                                           --------------

         Date of Grant
                                           --------------

         Exercise Price per Share         $
                                           -------------

         Total Number of Shares Granted
                                           --------------

         Total Exercise Price             $
                                           -------------

         Type of Option                   / /  Incentive Stock Option ("ISO")
                                          / /  Nonstatutory Stock Option ("NSO")

         Expiration Date
                                           --------------

         VESTING SCHEDULE:

         This Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Plan, subject to any modifications in Your favor by the Company.

         OPTION EXERCISE PERIOD:

         This Option may be exercised for such period as provided in the Plan, subject to any modifications in Your favor by the Company.

II.      AGREEMENT

         1. GRANT OF OPTION. The Company hereby grants to You, as set forth in Section I, above, an option to purchase up to that number of shares of common stock of the Company ("Shares") at the exercise price per share set forth in Section I, above (the "Exercise Price"), subject to the terms and conditions


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of the Plan, which are incorporated herein by reference (the "Option"). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

             If designated herein as an ISO, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, such excess shall be treated as if it were an NSO.

         2.  EXERCISE OF OPTION

             (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Plan, subject to any modifications in Your favor by the Company, and the applicable provisions of the Plan and this Option Agreement. In the event of Your death, disability, or other termination of Your employment by, or Your relationship with, the Company, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

             (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form approved by the Company (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. You shall sign the Exercise Notice and shall deliver it in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

             No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to You on the date the Option is exercised with respect to such Exercised Shares.

         3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following or a combination thereof, at Your election:

             (a)      Cash;

             (b)      Check; or

             (c)      Previously issued shares.

         4. NON-TRANSFERABILITY OF THE OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent or distribution, and may be exercised during Your lifetime only by You. The terms of the Plan and this Option Agreement shall be binding upon Your executors, administrators, heirs, successors, and assigns.


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         5.  TERM OF OPTION.  This Option may be exercised only during the term set forth herein, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. TAX CONSEQUENCES. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

             (a)      EXERCISING THE OPTION.

                      (i) NSO. If this Option is an NSO, You will incur regular federal income tax and state income tax liability upon its exercise. You will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares (on the date of exercise) over their aggregate Exercise Price. If You are an Employee or a former Employee, the Company will be required to withhold from Your compensation or collect from You and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

                      (ii) ISO. If this Option is an ISO, You will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any of the fair market value of the Exercised Shares (on the date of exercise) over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject You to alternative minimum tax in the year of exercise.

             (b)      DISPOSITION OF SHARES.

                      (i) NSO. If You hold NSO Shares for at least one year, any gain realized on disposition of the Shares over fair market value of the Exercised Shares at time of exercise will be treated as a long-term capital gain for federal income tax purposes.

                      (ii) ISO. If You hold ISO Shares for at least one year after exercise AND for two years after the Option grant date, any gain realized on disposition of the Shares will be treated as a long-term capital gain for federal income tax purposes. If You dispose of ISO Shares within one year after exercise or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the fair market value of the Shares acquired on the date of exercise and their aggregate Exercise Price, or (B) the difference between the sale price of such Shares and their aggregate Exercise Price.

             (c) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If You sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) one year after the exercise date or (ii) two years after the Option grant date, YOU SHALL IMMEDIATELY NOTIFY THE COMPANY IN WRITING OF SUCH DISPOSITION. You acknowledge that You may be subject to income tax


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withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings to be paid by the Company to You.

         7. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and You with respect to the subject matter hereof, and may not be modified adversely to Your interest except by means of a writing signed by You and the Company. This agreement is governed by the laws of the State of Colorado.

         By Your signature and the signature of the Company's representative below, You and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. You have reviewed the Plan and this Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions relating to the Plan and Option Agreement. You further agree to notify the Company upon any change in the residence indicated below.

                                              PACIFIC CMA, INC.

                                              By:
----------------------------------------         -------------------------------
         OPTIONEE'S NAME                      Title:
                                                    ----------------------------

----------------------------------------      ----------------------------------
         Street Address                                  Street Address
----------------------------------------      ----------------------------------
         City, State, Zip                                City, State, Zip


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                                CONSENT OF SPOUSE

         I have read and hereby approve the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting my spouse the right to purchase Shares, as set forth in the Plan and this Option Agreement, I hereby agree to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agree that any community property interest shall be similarly bound. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

----------------------------------------
   Signature of Spouse of Optionee

----------------------------------------
        Type or Print Name

----------------------------------------
              Date


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                                    EXHIBIT A

                                 2000 STOCK PLAN

                                 EXERCISE NOTICE

Pacific CMA, Inc.

----------------------

----------------------

Attention:   Corporate Secretary

         1.  EXERCISE OF OPTION. Effective as of today, ____________ __,
20__, the undersigned (the "Purchaser") hereby elects to purchase ____________ shares (the "Shares") of Common Stock of Pacific CMA, Inc. (the "Company"), under and pursuant to the 2000 Stock Plan (the "Plan") and the Stock Option Agreement dated ___________ __, 200__, with Grant Number ______ (the "Option Agreement"). The purchase price for the Shares shall be $_____________, as required by the Option Agreement.

         2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares in the form of:

             / /      Cash;
             / /      Check; or
             / /      Previously issued shares.

         3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read, and understood the Plan and the Option Agreement and agrees to abide by any be bound by their terms and conditions.

         4. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deemed advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         5. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the laws of the State of Colorado.


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Submitted by:                             Accepted by:

                                          PACIFIC CMA, INC.

---------------------------               By:
      OPTIONEE'S NAME                         ----------------------------------
                                          Title:
                                                --------------------------------

---------------------------                -------------------------------------
      Street Address                                  Street Address

---------------------------                -------------------------------------
      City, State, Zip                                City, State, Zip



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